UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 6, 2008
____________________

     TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	Not Applicable (IRS Employer Identification No.)

33-92990; 333-149862 (Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01      Other Events.

RECENT TRANSACTIONS

      The following describes recent property transactions by the TIAA Real Estate Account (the “Account” or the “Registrant”). Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

PURCHASES

Office Properties

Preston Sherry Plaza — Dallas, TX

      On June 1, 2007, the Account purchased a Class A, seven-story office building in Dallas, Texas, for approximately $45.2 million. The property was built in 1986 and it contains 97,486 square feet of office space and 49,522 square feet of retail space, for a total of 147,008 square feet, of which 94% was occupied on a combined basis at the time of purchase. The three largest tenants are Remington Oil and Gas (25,056 square feet), Keller Williams Realty (9,326 square feet) and Frost National Bank (8,805 square feet). Rental rates for the office and retail space average $23.87 per square foot, net of expenses, and $24.48 per square foot, gross of expenses, respectively. Both the office and the retail average rents per square foot are below the current average market rent for comparable properties. The property is located in the Preston Center submarket, which had an office inventory of 2.2 million square feet and a 13.0% vacancy rate at the time of purchase.

Pacific Plaza – San Diego, CA

     On November 11, 2007, the Account purchased a three building, Class A, office development in San Diego, California for approximately $127.1 million, subject to $8.9 million in debt, for a net investment of approximately $118.2 million. The $8.9 million mortgage loan bears an interest rate of 5.55% and matures in September 2013. The property was built in 2000 and 2002, and it contains a total of 220,405 square feet of office space, of which 82% was occupied at the time of purchase. The three largest tenants are Qualcomm Incorporated (85,329 square feet), Iomega Corporation (39,045 square feet) and Cisco Systems (23,292 square feet). Rental rates for the office space average $30.00 per square foot plus utilities, which is below the current average market rent for comparable properties. The property is located in the Del Mar Heights/Carmel Valley submarket, which had an inventory of 3.4 million square feet and an 11.6% vacancy rate at the time of purchase.

Retail Properties

Champlin Marketplace — Champlin, MN

      On June 8, 2007, the Account purchased a retail center in Champlin, Minnesota for approximately $18.4 million. The property consists of two single-level retail buildings and one free-

standing pad. The center was originally built in 1999 and was expanded in 2005. The retail center contains 103,577 square feet and was 100% leased at the time of purchase. The center’s anchor tenant is Cub Foods (57,120 square feet) and its major tenants include Wendy’s (15,000 square feet) and MGM Liquor Warehouse (7,000 square feet). Rental rates average $18.62 per square foot, net of expenses, which is within the current average market rental rates for comparable properties. The property is located in the Maple Grove submarket, which had inventory of 4.3 million square feet and had a vacancy rate of 6.1% as of the end of the fourth quarter 2006.

The Colorado – New York, NY

     On February 12, 2008, the Account purchased a tenant’s leasehold interest in approximately 40,000 square feet of retail space for approximately $42.7 million. The Colorado is a 35-story high-rise apartment building and was acquired by the Account in 1999. There are two tenants who occupy substantially all of the retail space; Banana Republic (approximately 17,000 square feet) and Yoga & Fitness (approximately 22,000 square feet). This transaction provides the Account with control of all of the property’s rentable space.

Industrial Properties

Seneca Industrial Park – Ft. Lauderdale (Pembroke Pines), FL

     On December 14, 2007, the Account purchased six industrial buildings in Pembroke Pines, Florida for approximately $122.3 million. The properties contain 882,000 square feet and were 96% occupied at the time of purchase. The properties were built in 1999 through 2001. The three largest tenants are Mohawk Industries, Inc. (258,270 square feet), Royal Caribbean Cruises Ltd (154,405 square feet) and Sound Advice (111,985 square feet). Rental rates average $6.50 per square foot, net of expenses, which is below the current average market rent for comparable properties. They are located in the industrial submarket of Southeast Broward which had an inventory of 30.7 million square feet and a vacancy rate of 3.3% at the time of purchase.

Great West Industrial Portfolio – Rancho Cucamonga and Fontana, CA

     On April 4, 2008, the Account purchased two industrial distribution buildings in Rancho Cucamonga and Fontana, California for approximately $117.7 million. The properties contain an aggregate of 1.37 million square feet and are 100% leased each to a single tenant at the time of purchase. The properties were built between 2004 and 2005. The two tenants are Kumho Tires (841,325 square feet) and Dorel Juvenile Group (528,440 square feet) in Rancho Cucamonga and Fontana, respectively. Rental rates average $3.96 per square foot, net of expenses, which is below the current average market rent for comparable properties. The buildings are located in the industrial submarket of Inland Empire West, which had an inventory of 243.5 million square feet and a vacancy rate of 6.6% at the time of purchase.

SALES

Industrial Properties

REA Industrial Portfolio — Various, U.S.

On June 27, 2007, the Account sold a portfolio of eleven industrial properties, six of which were entire investments and five of which comprised parts of industrial portfolios. These eleven properties totaled approximately 5.5 million square feet, were located in multiple states, and resulted in net sales proceeds of approximately $262.6 million. The Account purchased the properties for an aggregate original investment of approximately $194.9 million. At the time of sale, the properties had an approximate market value of $244.5 million and an approximate cost to date of $205.9 million in the records of the Account. The six properties sold in their entirety are as follows:

Eastgate Distribution Center—San Diego, CA

     Eastgate Distribution Center was purchased on May 29, 1997. The original investment in this property was $11.9 million. The allocated net sale price was approximately $31.8 million. At the time of sale, the property had a market value of $26.5 million and a cost to date of $12.9 million in the records of the Account.

IDI Kentucky—Hebron, KY

     IDI Kentucky was purchased on December 17, 1998. The original investment in this property was $53.0 million. The allocated net sale price was approximately $67.0 million. At the time of sale, the property had a market value of $65.5 million and a cost to date of $54.3 million in the records of the Account.

Landmark at Salt Lake City — Salt Lake City, UT

     Landmark at Salt Lake City was purchased on November 3, 2000. The original investment in this property was $14.4 million. The allocated net sale price was approximately $16.2 million. At the time of sale, the property had a market value of $16.5 million and a cost to date of $14.8 million in the records of the Account.

Memphis Portfolio—Memphis, TN

     Memphis Industrial Portfolio was purchased on December 22, 2003. The original investment in this property was $43.0 million. The allocated net sale price was approximately $61.5 million. At the time of sale, the property had a market value of $52.5 million and a cost to date of $45.0 million in the records of the Account.

Mideast RA Industrial Portfolio—New Castle, DE

     Mideast RA Industrial Portfolio was purchased on August 27, 2004. The original investment in this property was $16.5 million. The allocated net sale price was approximately $15.2 million. At the time of sale, the property had a market value of $15.8 million and a cost to date of $17.3 million in the records of the Account.

Mountain RA Industrial Portfolio—Phoenix, AZ

     Mountain RA Industrial Portfolio was purchased on August 27, 2004. The original investment in this property was $5.5 million. The allocated net sale price was approximately $9.0 million. At the time of sale, the property had a market value of $7.7 million and a cost to date of $5.8 million in the records of the Account.

The five partial sales (and the portfolios such properties were included in) are as follows:

Woodcreek III (Chicago Industrial Portfolio)—Bolingbrook, IL

     Woodcreek III was purchased on June 30, 1998. The original investment in this property was $7.1 million. The allocated net sale price was approximately $6.7 million. At the time of sale, the property had a market value of $6.5 million and a cost to date of $7.9 million in the records of the Account.

Corporate Lakes (Atlanta Industrial Portfolio)—Atlanta, GA

     Corporate Lakes was purchased on April 4, 2004. The original investment in this property was $20.3 million. The allocated net sale price was approximately $30.7 million. At the time of sale, the property had a market value of $27.6 million and a cost to date of $21.9 million in the records of the Account.

2101 Design Road (Dallas Industrial Portfolio)—Arlington, TX

      2101 Design Road was purchased on December 19, 2000. The original investment in this property was $7.1 million. The allocated net sale price was approximately $9.3 million. At the time of sale, the property had a market value of $8.6 million and a cost to date of $8.0 million in the records of the Account.

1155 Harvester (Chicago CalEast Industrial Portfolio)—West Chicago, IL

      1155 Harvester was purchased on December 22, 2003. The original investment in this property was $10.2 million. The allocated net sale price was approximately $8.7 million. At the time of sale, the property had a market value of $10.2 million and a cost to date of $11.1 million in the records of the Account.

Sabre Street (Northern CA RA Industrial Portfolio)—Hayward, CA

      Sabre Street was purchased on August 27, 2004. The original investment in this property was $5.9 million. The allocated net sale price was approximately $6.5 million. At the time of sale, the property had a market value of $7.1 million and a cost to date of $6.9 million in the records of the Account.

Butterfield Industrial Park —El Paso, TX

      On August 28, 2007, the Account sold an industrial property located in El Paso, Texas, for net sales proceeds of approximately $5.0 million. The Account purchased the property on December 22, 1995. The original investment in this property was $4.5 million. At the time of sale, the property had a market value of $5.4 million and a cost to date of $5.4 million in the records of the Account.

Office Properties

Batterymarch Park II — Quincy, MA

On July 18, 2007, the Account sold an office building located in Quincy, Massachusetts, for net sales proceeds of approximately $17.3 million. The Account purchased the property on May 31, 2001. The original investment in this property was $17.8 million. At the time of sale, the property had a market value of $15.2 million and a cost to date of $20.3 million in the records of the Account.

161 North Clarke Street — Chicago, IL

On August 24, 2007, the Account sold its 75% equity interest in a joint venture which owned an office building located in Chicago, Illinois, for net sales proceeds of approximately $239.5 million. The Account purchased its interest on December 30, 2003. The original investment in this joint venture was $156.8 million. At the time of sale, the Account’s interest in the property had a market value of $238.9 million and a cost to date of $170.9 million in the records of the Account.

Sawgrass Office Portfolio — Sunrise, FL

On September 27, 2007, the Account sold four office buildings located in Sunrise, Florida, for net sales proceeds of approximately $84.3 million. The Account purchased the property on December 2, 1997. The original investment in the property was $52.9 million. At the time of sale, the property had a market value of $83.4 million and a cost to date of $56.8 million in the records of the Account.

10 Waterview – Parsippany, NJ

     On October 18, 2007, the Account sold an office building located in Parsippany, New Jersey for net sales proceeds of approximately $36.6 million. The Account purchased the property for an original investment of $31.1 million. At the time of sale, the property had a market value of $39.0 million and a cost to date of $36.7 million in the records of the Account.

9 Hutton Centre – Santa Ana, CA

     On October 31, 2007, the Account sold an office building located in Santa Ana, California for net sales proceeds of approximately $36.5 million. The Account purchased the property for an original investment of $20.4 million. At the time of sale, the property had a market value of $38.5 million and a cost to date of $25.6 million in the records of the Account.

One Monument Place – Fairfax, VA

     On November 29, 2007, the Account sold an office building located in Fairfax, Virginia for net sales proceeds of approximately $60.3 million. The Account purchased the property for an original investment of $34.6 million. At the time of sale, the property had a market value of $63.1 million and a cost to date of $42.6 million in the records of the Account.

Residential Properties

The Legends at Chase Oaks Apartments — Plano, TX

On September 12, 2007, the Account sold a residential property located in Plano, Texas, for net sales proceeds of approximately $36.6 million. The Account purchased the property on March 31, 1998. The original investment in this property was $29.7 million. At the time of sale, the property had a market value of $37.1 million and a cost to date of $30.4 million in the records of the Account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

		By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: May 6, 2008	By:		/s/ Stewart P. Greene
Stewart P. Greene
Vice President and Associate General Counsel